Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-208324, 333-126958, 333-140042 and 333-170395 on Form S-8 and in Registration Statement No. 333-211968 and No. 333-208065 on Form S-3 of our reports dated August 24, 2017, relating to the consolidated financial statements of Net 1 UEPS Technologies, Inc. and its subsidiaries (collectively, the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Net 1 UEPS Technologies, Inc. for the year ended June 30, 2017.

/s/ Deloitte & Touche
Registered Auditors
Johannesburg, South Africa

August 24, 2017

National Executive: *LL Bam Chief Executive Officer *TMM Jordan Deputy Chief Executive Officer
*MJ Jarvis Chief Operating Officer *AF Mackie Audit & Assurance *N Sing Risk Advisory *NB Kader Tax TP Pillay Consulting S Gwala BPS *K Black Clients & Industries *JK Mazzocco Talent & Transformation MG Dicks Risk Independence & Legal *TJ Brown Chairman of the Board

A full list of partners and directors is available on request	*Partner and Registered Auditor